10.1

Name of Selling Leasehold Owner	Ownership Interest
Alan Downing Revocable Trust, dated April 25, 1992	1.5625%
Cherokee Warrior, Inc.	6.2500%
DNO, LLC	12.5000%
Flatland Resources Corporation	6.2500%
Maness Petroleum Corporation	2.5000%
Nelson Oil and Gas, L.P.	9.3750%
Rincon Energy, Inc.	6.2500%
Ron Nelson Revocable Trust No. 1, U/T/D April 28, 1992	1.5625%
RPX Energy Company	3.1250%
Debbie Schmitt, LLC	15.6250%
Stange Properties, LLC	3.1250%
Stephen R. & Brenda S. Stewart, JTWROS	3.1250%
Strickler Resourses USA LP	17.5000%
Swift Services, Inc.	3.1250%
Steve L. & Sherri Ventsam, JTWROS	3.1250%
Walter Wood Revocable Trust, dated July 14, 2006	5.0000%